UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Sales Agreement
On November 2, 2015, PDI, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), pursuant to which the Company may offer and sell shares of its common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $5,000,000 from time to time through Cantor as the Company's sales agent, subject to the limitations set forth in the Sales Agreement.
Under the Sales Agreement, Cantor may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on The NASDAQ Global Market, on any other existing trading market for the Shares or to or through a market maker. Cantor has agreed in the Sales Agreement to use its commercially reasonable efforts to sell the Shares in accordance with the Company’s instructions (including any price, time or size limit or other customary parameters or conditions the Company may impose). The Company is not obligated to make any sales of the Shares under the Sales Agreement.
The offering of the Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement. The Sales Agreement may be terminated by Cantor or the Company at any time upon ten days’ notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change with respect to the Company.
The Company will pay Cantor a commission of 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Cantor with customary indemnification and contribution rights.
The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3, (File No. 333-207263), previously filed with the Securities and Exchange Committee (“SEC”) on October 2, 2015, as amended on October 7, 2015, and declared effective by the SEC on October 9, 2015 (the “Registration Statement”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the opinion of Pepper Hamilton LLP relating to the legality of the issuance and sale of the Shares pursuant to the Sales Agreement is attached as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
A copy of the prospectus supplement, dated November 2, 2015, relating to the Shares is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The prospectus supplement includes the Company's unaudited pro forma condensed consolidated financial information relating to the Company's proposed sale of its Commercial Services segment.

Limited Waiver, Consent and Amendment No. 2 to Note
On October 30, 2015, the Company entered into a Limited Waiver, Consent and Amendment No. 2 (the “Amendment”) to that certain Non-Negotiable Subordinated Secured Promissory Note, dated October 31, 2014, and as amended by that certain Amendment No. 1 to Note, dated July 30, 2015 (the “Note”), with Redpath Equityholder Representative, LLC (“Payee”), and Interpace Diagnostics, LLC, a wholly-owned subsidiary of the Company (“Interpace”). The Note was entered into in connection with the Agreement and Plan of Merger, dated October 31, 2014, entered into by the Company and Interpace to acquire RedPath Integrated Pathology, Inc. For a detailed description of the Note, see the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2014.
The Amendment provides that Payee consents to (i) the Company’s entry into a revolving loan facility and transactions contemplated thereby; (ii) the sale of the Company’s Commercial Services segment (the “Asset Sale”); and (iii) the waiver of its right to receive proceeds from the Asset Sale.
The Amendment also provides that, upon written request by Payee on April 30, 2016, the Company shall make a one-time principal payment in the amount of $1,333,750 on July 1, 2016 rather than as originally due on July 1, 2018. Upon the closing of the Asset Sale, the Company agreed to pay a waiver and consent fee to Payee in an amount equal to 1% of the outstanding principal balance of the debt owed to Payee.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
ADDITIONAL INFORMATION ABOUT THE PROPOSED SALE OF THE COMPANY'S COMMERCIAL SERVICES SEGMENT AND WHERE TO FIND IT

The Company has entered into a Asset Purchase Agreement, dated October 30, 2015 (the “Asset Purchase Agreement”), with Publicis Touchpoint Solutions, Inc., an indirect wholly owned subsidiary of Publicis Groupe S.A. (the “Buyer”), pursuant to which the Company will sell to the Buyer substantially all of the assets, the goodwill and ongoing business comprising the Company’s Commercial Services segment and the Buyer will assume certain specified liabilities, upon the terms and subject to the conditions of the Asset Purchase Agreement (the “Asset Sale”). The Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials with respect to a special meeting of the stockholders. The proxy statement will be mailed to the stockholders of the Company. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Company, the Buyer and the Asset Sale. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by directing such requests to PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center I, Building A, 300 Interpace Parkway, Parsippany, NJ 07054, telephone number (800) 242-7494. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Asset Sale.

Information about the directors and executive officers, including their interests in the transaction, will be included in the Company’s proxy statement relating to the Asset Sale when it becomes available.
Item 2.02 Results of Operations and Financial Condition.
The Company is currently in the process of finalizing its financial results for the third quarter of 2015. Set forth below are certain preliminary estimates for the third quarter 2015, based on information currently available, as of the date of this report. Management estimates that as of September 30, 2015, the Company had approximately $9.0 million of cash and cash equivalents, and for the three months ended September 30, 2015, the Company recorded approximately $36.6 million of revenue, including $34.1 million relating to the Commercial Services segment and $2.5 million of revenue relating to the Interpace Diagnostics segment.
These preliminary estimates have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, BDO USA LLP, has not audited or reviewed, and does not express an opinion with respect to, these estimates. The Company’s actual cash and cash equivalents as of September 30, 2015 and the Company’s actual revenue for the three months ended September 30, 2015 may differ from these estimates due to the completion of the Company’s closing procedures with respect to the three months ended September 30, 2015, final adjustments and other developments that may arise between now and the time the financial results for the quarter are finalized. The Company expects to complete its closing procedures with respect to the third quarter of 2015 after the offering and sale of Shares pursuant to the Sales Agreement has commenced. Accordingly, the Company’s condensed consolidated financial statements as of, and for the three and nine-month periods ended, September 30, 2015 will not be available until after this offering and sale has commenced.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2015, the Board of Directors of the Company (the “Board”) expanded the size of the Board from six to seven directors and appointed Kapila Ratnam to the Board. In connection with the Amendment, the Board elected Ms. Ratnam to the Board as a Class II director to serve for a term expiring at the annual meeting of stockholders of the Company in 2018. Ms. Ratnam will not serve on any committees of the Board. There are no transaction in which Ms. Ratnam has an interest requiring disclosure under Item 404(a) of Regulation S-K. In connection with Ms. Ratnam’s appointment to the Board, she will receive an annual director’s fee of $40,000, payable quarterly in arrears, and approximately $60,000 in restricted stock units which vest ratably over a three year period.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Pepper Hamilton LLP
10.1	Controlled Equity OfferingSM Sales Agreement, dated November 2, 2015, by and between PDI, Inc. and Cantor Fitzgerald & Co.
10.2	Limited Waiver, Consent and Amendment No. 2 to Note, dated October 30, 2015, by and among RedPath Equityholder Representative, LLC, PDI, Inc., and Interpace Diagnostics, LLC
23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)
99.1	Prospectus supplement, dated November 2, 2015 (as filed with the SEC on November 2, 2015)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, Inc.

Date: November 2, 2015	By: /s/ Graham G. Miao Graham G. Miao
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Pepper Hamilton LLP
10.1	Controlled Equity OfferingSM Sales Agreement, dated November 2, 2015, by and between PDI, Inc. and Cantor Fitzgerald & Co.
10.2	Limited Waiver, Consent and Amendment No. 2 to Note, dated October 30, 2015, by and among RedPath Equityholder Representative, LLC, PDI, Inc., and Interpace Diagnostics, LLC
23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)
99.1	Prospectus supplement, dated November 2, 2015 (as filed with the SEC on November 2, 2015)